News Release: FOR IMMEDIATE RELEASE

For additional information, contact:

Investors / Trade / Media Brian Cooper Chief Financial Officer Westell Technologies, Inc. 630.375.4740 BCooper@westell.com

Westell Technologies Fiscal Fourth Quarter and

Full Year 2009 Highlights

•     Fiscal fourth quarter consolidated revenue of $41.7 million. Non-GAAP fiscal fourth quarter consolidated revenue of $56.3 million[1].

•     Fiscal fourth quarter net loss of $2.0 million, or a loss of $0.03 per share. Non-GAAP net loss during the fiscal fourth quarter of $0.7 million[1], or a loss of $0.01 per share[1].

•     Non-GAAP fiscal year consolidated revenue of $186.5 million[1] and non-GAAP net loss of $13.0 million[1], or a loss of $0.19 per share[1].

•     Appointed Richard S. Gilbert as President and CEO.

•     Added two independent board directors: James M. Froisland and Martin H. Singer.

•     Appointed Brian S. Cooper as CFO.

Westell Technologies Reports Fiscal Fourth Quarter and Full Year 2009 Results

AURORA, IL, May 20, 2009 – Westell Technologies, Inc. (NASDAQ: WSTL), a leading provider of broadband products, gateways and conferencing services, today announced results for its fiscal fourth quarter and full year ending March 31, 2009. Total revenue for the fiscal fourth quarter was $41.7 million, down 5.6% from $44.2 million in the same quarter last year. Net loss during the quarter was $2.0 million, or a loss of $0.03 per share, compared to a net loss of $72.1 million or a loss of $1.02 per share in the same period last year.

On a non-GAAP basis, revenue for the fiscal fourth quarter was $56.3 million[1], up 27.5%[1] from the same quarter last year and up 18.7%[1] from the fiscal third quarter of 2009. The increase in the current quarter compared to prior quarters is due primarily to shipments of UltraLine Series3 gateways which started in the fiscal third quarter of 2009. Non-GAAP net loss during the fiscal fourth quarter was $0.7 million[1], or a loss of $0.01 per share[1], compared to a non-GAAP net loss of $5.4 million[1], or a loss of $0.08 per share[1], in the prior year. The lower non-GAAP loss per share was positively impacted by increased shipments and by lower operating expenses resulting from recent restructuring activities and cost containment initiatives.

“In the fourth quarter of fiscal year 2009, Westell produced improving results in the face of a very difficult economic environment,” said Rick Gilbert, President and Chief Executive Officer of Westell Technologies. “However, we clearly recognize that losses, albeit small, are not acceptable. In our plan for fiscal year 2010, we have focused on structuring the business to address our losses and lay a foundation for building long-term value.”

The Company supplements its financial analysis of the business using non-GAAP measures which may provide additional insight into current operating performance. The presentation at the end of this press release includes financial tables that reconcile non-GAAP measures to GAAP measures. There are two non-GAAP adjustments affecting the fiscal fourth quarter. First, during the quarter, the Company continued to ship UltraLine Series3 next-generation gateways which support a major customer’s fiber-to-the-home (FTTH) offering. Fiscal fourth quarter revenues totaling $14.6 million and certain related direct costs for these product shipments are deferred, and not recognized in the quarter, based on the required accounting for related software deliverables. This adjustment increases non-GAAP net income for the quarter by $0.4 million. Second, gross profit and operating expenses are adjusted to exclude $0.9 million of incremental non-cash lease expense that was accrued in the fiscal fourth quarter. This accrual corrects cumulative lease expense that was under-recorded by small amounts over multiple prior periods.

Fiscal Fourth Quarter Division Results

Customer Networking Solutions (CNS) reported revenue of $16.7 million in the fourth quarter of fiscal 2009, compared to $16.9 million in the same quarter of last year. On a non-GAAP basis, revenue was $31.3 million[1] for the quarter, compared to $16.9 million in the same quarter of last year and $24.2 million[1] in the fiscal third quarter of 2009. The increase in current quarter non-GAAP revenue compared to prior quarters is due primarily to shipments of UltraLine Series3 gateways which started in the third fiscal quarter of 2009.

OSPlant Systems reported revenue of $14.4 million in the fourth quarter of fiscal 2009, compared to $13.2 million in same quarter of last year and $12.4 million in the fiscal third quarter of 2009.

ConferencePlus revenue was $10.6 million during the fiscal fourth quarter of 2009, compared to $14.1 million in the same quarter of last year, and $10.9 million in the fiscal third quarter of 2009. The decrease in revenue from the fiscal fourth quarter of 2009 compared to the same period in the prior year was due primarily to the previously announced loss of revenue from a large customer.

Fiscal Year 2009 Results

Revenue was $161.2 million for the fiscal year ended March 31, 2009, compared to $205.7 million in fiscal 2008. Net loss in fiscal 2009 was $16.7 million, or a loss of $0.24 per share, compared to a net loss of $76.2 million or a loss of $1.08 per share in fiscal 2008. On a non-GAAP basis, revenue for fiscal 2009 was $186.5 million[1], with a net loss for fiscal 2009 of $13.0 million[1] or a loss of $0.19 per share[1]. This compares to a non-GAAP net loss of $6.8 million[1] or a loss of $0.10 per share[1] in fiscal 2008.

Total cash and short term investments as of March 31, 2009 was $46.1 million, compared to $68.3 million at March 31, 2008 and $43.8 million at December 31, 2008.

Board and Officer Appointments

On February 23, 2009, Richard S. Gilbert joined Westell as President and Chief Executive Officer.

The Company appointed James M. Froisland and Martin H. Singer Ph.D. to the Board of Directors on March 19th and March 25th, respectively. Mr. Froisland serves on the finance and audit committees and Mr. Singer serves on the compensation and technology committees.

Effective April 20, 2009, the Company appointed Brian S. Cooper as Chief Financial Officer and reassigned Amy T. Forster as Chief Accounting Officer.

Fiscal Year 2010 Objectives

“We have set aggressive but realistic plans for fiscal year 2010, with an objective for the year of break-even operating profit on a consolidated basis,” said Gilbert. “Given the current economic environment, we are also focused on conserving our cash and achieving positive cash flow for the year.”

Conference Call Information

Conference Plus, Inc. (ConferencePlus), a Westell subsidiary, will manage Westell’s fourth quarter fiscal 2009 earnings conference call on Thursday, May 21, 9:30 AM ET using its EventManager™ Service.

Participants can register for the Westell conference by going to the URL:

http://www.conferenceplus.com/westell

With EventManager, participants can quickly register online in advance of the conference through a customizable web page that can be used to gather multiple pieces of information from each participant, as specified by the event arranger. After registering, participants receive dial-in numbers, a passcode, and a personal identification number (PIN) that is used to uniquely identify their presence and automatically join them into the audio conference. If a participant experiences any technical difficulties after joining the conference on May 21st, he may simply press *0 for support.

If you do not wish to register, you can participate in the call on May 21st by dialing ConferencePlus at 1-877-875-0056 no later than 9:15 AM, Eastern Time and using confirmation number 24461152. International participants may dial 1-847- 585-4340. The Company’s earnings press release and any related earnings information to be discussed on the earnings conference will be posted on the Investor Relations section of the Company’s website at http://www.westell.com. An archive of the entire conference will be available on Westell’s website or via Digital Audio Replay one hour following the conclusion of the conference. The replay of the conference can be accessed by dialing 1- 888-843-8996 or 1-630- 652-3044 and entering 9783733.

About Westell

Westell Technologies, Inc., headquartered in Aurora, Illinois, is a holding company for Westell, Inc. and ConferencePlus, Inc. Westell, Inc. designs and develops broadband telecommunications access products. ConferencePlus, Inc. is a leading global provider of audio, web, video and IP conferencing services. Additional information can be obtained by visiting Westell's Web site at www.westell.com.

About ConferencePlus

ConferencePlus, a Westell Technologies, Inc. subsidiary, is a leading global provider of audio, web, video and IP conferencing services. ConferencePlus is dedicated to providing high quality, innovative conferencing solutions to its domestic and international clients and telecommunications resellers. ConferencePlus is recognized for outstanding customer service and support to help clients meet their business objectives. The Company is headquartered in Schaumburg, Illinois, with an international headquarters in Dublin, Ireland. Additional information can be obtained by visiting the ConferencePlus web site at www.conferenceplus.com.

“Safe Harbor” statement under the Private Securities Litigation Reform Act 1995:

Certain statements contained herein that are not historical facts or that contain the words “believe”, “expect”, “intend”, “anticipate”, “estimate”, “plan”, “may”, “will”, “should”, or derivatives thereof and other words of similar meanings are forward-looking statements that involve risks and uncertainties. Actual results may differ materially from those expressed in or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, product demand and market acceptance risks, need for financing, an economic downturn in the U.S. economy and telecom market, the impact of competitive products or technologies, competitive pricing pressures, new product development, excess and obsolete inventory, commercialization and technological delays or difficulties (including delays or difficulties in developing, producing, testing and selling new products and technologies), the effect of Westell’s accounting policies, the need for additional capital, the effect of economic conditions and trade, legal social and economic risks (such as import, licensing and trade restrictions) and other risks more fully described in the Company’s Form 10-K for the fiscal year ended March 31, 2008 under the section Risk Factors. The Company undertakes no obligation to publicly update these forward-looking statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or otherwise.

[1] This is non-GAAP information. A reconciliation of these items to the most comparable GAAP measures is presented as an exhibit to this news release. Except as noted, all references to financial results within this news release are presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP). Non-GAAP financial measures adjust results to remove the effects of certain unusual or one-time items. Westell believes that non-GAAP measures provide investors and management with a useful representation of the Company’s underlying financial performance. Non-GAAP information should not be considered superior to or a substitute for data prepared in accordance with GAAP.

Financial Tables to Follow:

Westell Technologies, Inc.
Financial Results

(Amounts in thousands except per share amounts)

	Three Months ended March 31,				Twelve Months ended March 31,
	2009		2008		2009		2008

Revenues
OSPlant Systems	$ 14,397		$ 13,196		$ 56,506		$ 54,108
CNS	16,683		16,885		59,495		97,923
ConferencePlus	10,644		14,096		45,203		53,698

Total revenues	41,724		44,177		161,204		205,729

Gross profit
OSPlant Systems	5,551			(1)	22,808			(1)
CNS	2,669			(1)	8,042			(1)
Equipment	8,220		5,230		30,850		34,619	(2)
ConferencePlus	4,568	(3)	6,725		20,224	(3)	25,821

Total gross profit	12,788		11,955		51,074		60,440

Gross margin
OSPlant Systems	38.6%			(1)	40.4%			(1)
CNS	16.0%			(1)	13.5%			(1)
Equipment	26.4%		17.4%		26.6%		22.8%	(2)
ConferencePlus	42.9%	(3)	47.7%		44.7%	(3)	48.1%

Total gross margin	30.6%		27.1%		31.7%		29.4%

Operating expenses
Sales & marketing	5,862		6,421		24,153		24,067	(4)
As a percentage of revenue	14.0%		14.5%		15.0%		11.7%

General & administrative	4,264		5,297		20,036	(5)	21,537	(6)
As a percentage of revenue	10.2%		12.0%		12.4%		10.5%

Research & development	4,563		5,628		19,854		22,350
As a percentage of revenue	10.9%		12.7%		12.3%		10.9%

Restructuring	-		1,398	(7)	752	(8)	5,717	(7)
As a percentage of revenue	0.0%		3.2%		0.5%		2.8%

Intangibles amortization	478		460		1,882		1,834
As a percentage of revenue	1.1%		1.0%		1.2%		0.9%

Goodwill impairment	-		9,651	(9)	1,381	(10)	9,651	(9)
As a percentage of revenue	0.0%		21.8%		0.9%		4.7%

Total operating expenses	15,167		28,855		68,058		85,156
As a percentage of revenue	36.4%		65.3%		42.2%		41.4%

Operating income (loss)	(2,379)	(11)	(16,900)		(16,984)	(11)	(24,716)

Other income	39		934		662		3,709
Interest expense	(11)		(3)		(15)		(12)

Income (loss) before minority interest and taxes	(2,351)		(15,969)		(16,337)		(21,019)

Income taxes	54		55,707	(12)	67		54,165	(12)

Minority interest	-		111		74		260

Income (loss) from continuing operations	(2,405)		(71,787)		(16,478)		(75,444)

Income (loss) from discontinued operations net of tax of $0, $(209), $0 and $(462), respectively (13)
	412		(357)		(206)		(786)

Net income (loss)	$ (1,993)		$ (72,144)		$ (16,684)		$ (76,230)

Net income (loss) per basic and diluted common share:	$ (0.03)		$ (1.02)		$ (0.24)		$ (1.08)

Average number of basic and diluted common shares outstanding:
	68,492		70,605		69,740		70,376

Footnotes:

(1)

Beginning in the quarter ended December 31, 2008, the Company began reporting under operating segments OSPlant, CNS and ConferencePlus. Comparable data for periods ending March 31, 2008 are not available and are therefore shown in reporting segments of equipment and ConferencePlus.

(2)	Accelerated depreciation in the amount of $1.2 million was recorded on manufacturing equipment in the twelve month period ended March 31, 2008.

(3)	The Company recorded a $700,000 loss contingency for a contractual dispute in the three and twelve month periods ended March 31, 2009.

(4)	The Company recorded a $3.3 million gain relating to a vendor settlement and $600,000 in associated expenses for a net gain of $2.7 million in the twelve month period ended March 31, 2008.

(5)

Includes $472,000 of severance and $840,000 of stock-based compensation expense related to accelerated vesting of restricted stock, both for the former CEO, Tom Mader in the twelve month period ended March 31, 2009.

(6)	The Company recorded $1.6 million of consulting costs related to the implementation of the outsourcing strategy in the twelve month period ended March 31, 2008.

(7)	Restructuring costs are for severance and related costs resulting from the outsourcing strategy in the three and twelve month periods ended March 31, 2008.

(8)	Restructuring costs are for severance and related costs resulting from actions taken to align costs in all segments of the Company in the twelve month period ended March 31, 2009.

(9)	Goodwill impairment related to equipment segment acquisitions in the three and twelve month periods ended March 31, 2008.

(10)	Goodwill impairment related to the January 2007 NoranTel, Inc. acquisition in the twelve month period ended March 31, 2009.

(11)

Includes a non-cash charge of $925,000 for a correction in the Company's lease accounting policy from prior years of which $148,000 impacted cost of goods sold and $777,000 impacted operating expenses in the three and twelve month periods ended March 31, 2009.

(12)	Includes income tax expense resulting from increased valuation allowance in the three and twelve month periods ended March 31, 2008.

(13)	The Company discontinued the operations of its Westell Limited entity located in the United Kingdom in the first quarter of fiscal 2009.

Westell Technologies, Inc.
Reconciliation of GAAP Net Loss to Adjusted Non-GAAP Net Loss

(Amounts in thousands except per share amounts)

	Three Months ended March 31,		Twelve Months ended March 31,
	2009	2008	2009	2008

GAAP net income (loss)	$ (1,993)	$ (72,144)	$ (16,684)	$ (76,230)

Adjustments:
UltraLine Series 3 shipments	387	-	646	-
Non-cash lease expense	925	-	925	-
Restructuring	-	1,398	752	5,717
Goodwill impairment	-	9,651	1,381	9,651
Tax valuation allowance reserve	-	55,649	-	54,084

Total adjustments	1,312	66,698	3,704	69,452

Non-GAAP net income (loss)	$ (681)	$ (5,446)	$ (12,980)	$ (6,778)

Reconciliation of Basic and Diluted EPS:

GAAP net income (loss)	$ (0.03)	$ (1.02)	$ (0.24)	$ (1.08)

Adjustments:
UltraLine Series 3 shipments	0.01	-	0.01	-
Non-cash lease expense	0.01	-	0.01	-
Restructuring	-	0.02	0.01	0.08
Goodwill impairment	-	0.13	0.02	0.13
Tax valuation allowance reserve	-	0.79	-	0.77

Total adjustments	0.02	0.94	0.05	0.98

Non-GAAP net income (loss)	$ (0.01)	$ (0.08)	$ (0.19)	$ (0.10)

Westell Technologies, Inc.
Financial Results (continued)
(Dollars in thousands)

	March 31,		March 31,
	2009		2008

Cash and short term investments	$ 46,058		$ 68,349
Accounts receivable	20,827		19,498
Inventory	21,705		17,897
Total current assets	95,430		108,749
Deferred costs	24,612	(1)	-
Goodwill and intangibles	6,342		9,479
Total assets	140,176		134,228
Total current liabilities	29,481		29,685
Deferred revenue	25,258	(1)	-
Total liabilities and minority interest (2)	63,818		40,733
Shareholders' equity	76,358		93,495

(1)	Deferred revenue and costs are for products shipped, but revenue not recognized, based on the required accounting for related software deliverables.
(2)	The remaining minority interest in ConferencePlus, Inc. was acquired by the Company in December of 2008.